Exhibit 99

ORBCOMM WINS 16,000-UNIT ORDER FROM

ONE OF THE NATION’S LARGEST RETAIL FLEETS

Provides end-to-end tracking and monitoring solutions for dry and refrigerated trailers

Rochelle Park, NJ, October 28, 2014 – ORBCOMM Inc. (Nasdaq: ORBC), a leading global provider of Machine-to-Machine (M2M) solutions, today announced that one of the nation’s largest retail fleets has selected ORBCOMM to deliver 16,000 dual-mode tracking and monitoring solutions across its mixed fleet of dry and refrigerated trailers. ORBCOMM expects to ship the majority of the order in the fourth quarter of this year.

ORBCOMM will provide its award-winning, dual-mode GT 1100 solution for the customer’s dry van assets utilizing its new, more advanced OG2 satellites and Verizon’s CDMA cellular network. In addition, the customer will utilize ORBCOMM’s industry-leading, dual-mode RT 6000+ cold chain monitoring solution for its refrigerated assets. ORBCOMM’s powerful dual-mode tracking and monitoring solutions are ideal for meeting the demanding requirements of the customer’s nationwide supply chain operations by ensuring complete asset visibility and continuous network coverage.

“Signing one of the nation’s largest companies as a customer validates our ability to build and deliver high-performance M2M solutions that help our customers optimize their assets, drive down maintenance costs and increase their return on investment,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “This opportunity marks our largest GT 1100 order to date and sets the stage for future growth in the transportation & distribution industry.”

About ORBCOMM Inc.

ORBCOMM is a global provider of Machine-to-Machine (M2M) solutions. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, I.D. Systems, Inc., Komatsu Ltd., Cartrack (Pty.) Ltd., and Volvo Construction Equipment, among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure as well as our Tier One cellular partners, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in our core markets: commercial transportation; heavy equipment; industrial fixed assets; marine; and homeland security.

ORBCOMM is an innovator and leading provider of tracking, monitoring and control services for the transportation market. Under its ReeferTrak®, GenTrakTM, GlobalTrak®, and CargoWatch® brands, the company provides customers with the ability to proactively monitor, manage and remotely control their cold chain and dry transport assets. Additionally, ORBCOMM provides Automatic Identification System (AIS) data services for vessel tracking and to improve maritime safety to government and commercial customers worldwide. ORBCOMM is headquartered in Rochelle Park, New Jersey and has its Innovation & Network Control Center in Sterling, Virginia. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Financial Media:	Trade Media:

Robert Costantini	Chuck Burgess	Barry Bucklin
Chief Financial Officer	President	Account Manager
ORBCOMM Inc.	The Abernathy MacGregor Group	Hardman Group
703-433-6305	212-371-5999	330-687-4545
costantini.robert@orbcomm.com	clb@abmac.com	barry@hardmangrp.com